UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2012

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VARCA VENTURES, INC.

(Exact name of registrant as specified in its charter)

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NEVADA	333-166548	98-0658381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1630 Ringling Boulevard, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 951-0787

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 2, 2012, Varca Ventures, Inc., a Nevada corporation (the “Company”), filed a Current Report on Form 8-K ("Original Filing") disclosing under Item 1.01 that the royalty payable under the Royalty Deed is 3.5% of net smelter returns and 7.0% of net proceeds received upon any sale of minerals in raw form other than to a smelter or processing facility.  The royalty payable under the Royalty Deed, a copy of which is attached as Exhibit 10.4 to the Original Filing, is actually 1% of the net proceeds received from a purchaser, smelter or other processing facility.

The Company is filing this Current Report on Form 8-K/A (the “Form 8-K/A”) to amend the Original Filing in order to correctly state in the disclosure under Item 1.01 that the royalty payable under the Royalty Deed is 1% of the net proceeds received from a purchaser, smelter or other processing facility.

Except as described above, no other changes are made to the Original Filing and this Form 8-K/A does not modify or update any other information in the Original Filing. Information not affected by the change described above is unchanged and reflects the disclosures made at the time of the Original Filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2012	Varca Ventures, Inc.

/s/ Roger Tichenor
Chief Executive Officer
(Principal Executive Officer)

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